Exhibit 10.3

[***] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

OPTION AGREEMENT

THIS OPTION AGREEMENT is made and entered into as of August 3, 2011 (the “Effective Date”) by and between GOLDEN PHOENIX MINERALS, INC., a Nevada corporation, whose address is 1675 E. Prater Way, Suite 102, Sparks, Nevada 89434 (the “Grantor”) and WATERTON GLOBAL VALUE, L.P., by the general partner of its general partner, Cortleigh Limited, whose address is Folio House, P.O. Box 800, Road Town, Tortola, VG1110 (“Waterton”), with Scorpio Gold (US) Corporation, a Nevada corporation, whose address is 995 Rue Germain, Val-d’Or, Quebec, Canada J9P 7H7 (“Scorpio Gold”), acknowledging the agreements contained herein.  Grantor and Waterton will be collectively referred to hereinafter as the “Parties” and individually as “Party.”

Recitals

A.           Grantor owns an undivided 30% interest in Mineral Ridge Gold, LLC, a Nevada limited liability company (“Mineral Ridge”, with all of Grantor’s ownership interest in Mineral Ridge at any point in time being referred to herein as the “Mineral Ridge Interest”).

B.           Mineral Ridge is currently owned by Grantor and Scorpio Gold with Grantor owning 30% of the ownership interest and Scorpio Gold owning 70% of the ownership interest; pursuant to the Operating Agreement (defined below), Scorpio Gold has certain rights to increase its ownership interest to 80% while reducing Grantor’s ownership interest to 20%, all on the terms and conditions set forth therein.

C.           Scorpio Gold and Grantor are parties to that certain Operating Agreement for Mineral Ridge Gold, LLC dated as of March 10, 2010 (as amended, modified, supplemented or restated from time to time, the “Operating Agreement”), which governs the management, operation and administration of Mineral Ridge.

D.           Scorpio Gold, Scorpio Gold Corporation (which directly or indirectly wholly owns Scorpio Gold) and Grantor are parties to that certain Exploration, Development and Mining Joint Venture Members’ Agreement and Limited Liability Company Operating Agreement dated December 31, 2009, which pertains to certain Company operational matters and restrictions (as amended, modified, supplemented or restated from time to time, the “Exploration Agreement”, and together with the Operating Agreement, the “Company Agreements”).

E.           Mineral Ridge owns or holds those certain properties consisting of fee lands, patented mining claims, unpatented mining claims, unpatented millsite claims, leases, water and water rights and other property interests located in Esmeralda County, Nevada, as further described on Exhibit A attached hereto and incorporated herein (together with all further and hereafter acquired properties and interests, the “Mineral Ridge Properties”), along with the buildings, structures, improvements and fixtures thereon and certain equipment, machinery and other assets located thereon or used in connection therewith.

F.           Grantor desires to grant to Waterton, and Waterton desires to acquire from Grantor, an exclusive option to purchase all of Grantor’s right, title and interest in and to Mineral Ridge, including Grantor’s rights in and to the Company Agreements and the right of Grantor to receive or obtain its undivided interest in the Mineral Ridge Properties.

G.           Grantor, Waterton and Scorpio Gold have entered into that certain Consent, Waiver and Subordination dated August 3, 2011 (the “Consent”), whereby, among other things, Scorpio Gold has consented to this Agreement and the option granted to Waterton hereby and has agreed to accept Waterton as a full member of Mineral Ridge, with all rights and obligations of a member of Mineral Ridge.

H.           Scorpio Gold desires hereby to acknowledge the Consent and its consent to the transactions contemplated hereby.

I.           Grantor and Waterton desire to enter into this Agreement to document the terms and conditions of the exclusive option granted by Grantor to Waterton with respect to Mineral Ridge and the Mineral Ridge Interest.

Agreement

NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and conditions herein contained and recited, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings assigned to them in this Article 1.

1.1           “Affiliate” shall mean any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Party to this Agreement.  For purposes of the preceding sentence, “control” means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting rights.

1.2           “Agreement” shall mean this Option Agreement, the recitals and all exhibits attached hereto and by this reference incorporated herein, together with all amendments, modifications, supplements and restatements from time to time in accordance with the terms hereof.

1.3           “Closing” shall have the meaning given thereto in Section 2.4.

1.4           “Commencement Date” means the date that is nine (9) months after the Effective Date (being May 3, 2012), unless a Corporate Event is, in Waterton’s sole discretion and opinion, likely to occur, in which case, the Commencement Date shall be the date that Waterton makes a determination that a Corporate Event is likely to occur, and Waterton shall notify Grantor of such Commencement Date.

1.5           “Company Agreements” shall have the meaning given thereto in the Recitals.

1.6           “Consent” shall have the meaning given thereto in the Recitals.

1.7           “Corporate Event” shall mean any one of the following events in respect of Mineral Ridge or any person that, directly or indirectly, owns or holds any interest in Mineral Ridge, including Scorpio Gold Corporation, Scorpio Gold and Grantor (along with Mineral Ridge, each an “MR Group Entity”:

(a)           any “person” or “person acting jointly or in concert” as defined under applicable securities laws or regulations, will acquire record or beneficial ownership (within the meaning of the Securities Act (Ontario) or other applicable law) of, or the power to exercise control or direction over, or securities convertible into, any voting shares of any MR Group Entity, that together with securities held by that person would constitute voting shares of any such MR Group Entity representing more than 20% of the then outstanding voting shares, measured by voting power rather than the number of shares, of such MR Group Entity; or

(b)           there will be consummated any amalgamation, consolidation, statutory arrangement (involving a business combination) or merger of any MR Group Entity; or

(c)           any person or group of persons will succeed in having a sufficient number of its nominees elected as a director of an MR Group Entity such that such nominees, when added to any existing directors after such election who was a nominee of or is an Affiliate or related person of such person or group of persons, will constitute a majority of the directors of such MR Group Entity; or

(d)           any MR Group Entity agrees to accept or solicit any of the foregoing.

1.8           “Effective Date” shall have the meaning given thereto in the Preamble.

1.9           “Environmental Laws” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Air Act, the Clean Water Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Superfund Amendments and Reauthorization Act of 1986, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Mine Safety and Health Act of 1977, the Federal Land Policy and Management Act of 1976, and the National Historic Preservation Act, each as amended, and any state law counterparts, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof) concerning pollution or protection of the environment, reclamation, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the existence, manufacture, processing, distribution, use, treatment, storage, disposal, recycling, transport, or handling or reporting or notification to any governmental authority in the collection, storage, use, treatment or disposal of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

1.10           “Exercise Date” shall have the meaning given thereto in Section 2.2.

1.11           “Expiration Date” shall have the meaning given thereto in Section 2.2.

1.12           “Exploration Agreement” shall have the meaning given thereto in the Recitals.

1.13           “Grantor” shall have the meaning given thereto in the Preamble, together with its successors and permitted assigns.

1.14           “Hazardous Materials” means any substance:  (a) the presence of which requires reporting, investigation, removal or remediation under any Environmental Law; (b) that is defined as a “hazardous waste,” “hazardous substance,” “extremely hazardous substance” or “pollutant” or “contaminant” under any Environmental Law; (c) that is toxic, explosive, corrosive, flammable, ignitable, infectious, radioactive, reactive, carcinogenic, mutagenic or otherwise hazardous and is regulated under any Environmental Law; (d) the presence of which on a property causes or threatens to cause a nuisance upon the property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the property; (e) that contains gasoline, diesel fuel or other petroleum hydrocarbons; or (f) that contains PCBs, asbestos or urea formaldehyde foam insulation; in each case subject to exceptions provided in applicable Environmental Laws.

1.15           “Lien” means any mortgage, deed of trust, lien, pledge, charge, security interest, hypothecation, indenture, preferential right, assignment, option, production payment or other lien, encumbrance or collateral security instrument in, on or to, or any right, title or interest, or the rights, titles or interests of any person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset owned or held by such person, the signing of any mortgage, deed of trust, pledge, charge, security agreement, hypothecation, indenture, assignment or similar instrument, or the signing or filing of a financing statement, personal property security act filing or other similar instrument, which names such person as debtor, or the signing of any security agreement or other similar instrument authorizing any other party as the secured party thereunder to file any financing statement, personal property security act filing or other similar instrument.

1.16           “MI&I Ounces” shall have the meaning given thereto in Section 2.1.

1.17           “Mineral Ridge” shall have the meaning given thereto in the Recitals.

1.18           “Mineral Ridge Interest” shall have the meaning given thereto in the Recitals.

1.19           “Mineral Ridge Properties” shall have the meaning given thereto in the Recitals.

1.20           “New Report” shall have the meaning given thereto in Section 2.1.

1.21           “Offer” shall have the meaning given thereto in Section 2.7.

1.22           “Operating Agreement” shall have the meaning given thereto in the Recitals.

1.23           “Option” shall have the meaning given thereto in Section 2.1.

1.24           “Option Period” shall mean the period of time commencing on the Commencement Date and ending on the date that is ten (10) years after the Effective Date (being August 3, 2021).

1.25           “Purchase Price” shall have the meaning given thereto in Section 2.1.

1.26           “Scorpio Gold” shall have the meaning given thereto in the Preamble, together with its successors and assigns.

1.27           “Waterton” shall have the meaning given thereto in the Preamble, together with its successors and permitted assigns.

1.28           “$” shall mean United States currency.

ARTICLE 2
GRANT OF RIGHTS AND OPTION

    2.1     Option Granted.  Grantor hereby irrevocably grants to Waterton the sole, exclusive and irrevocable option and right to purchase all of Grantor’s right, title and interest in and to, and ownership of, Mineral Ridge, including, without limitation, the Mineral Ridge Interest, Grantor’s right to receive an assignment of and become a party to the Company Agreements and the right of Grantor to receive or obtain an undivided interest in and to the Mineral Ridge Properties and all production and proceeds thereof or appertaining thereto, whether by partition, division or otherwise, which shall be exercisable by Waterton in its sole discretion at any time (the “Option”).  If Waterton exercises the Option, as consideration for the transfer, assignment and purchase of the foregoing, Waterton shall pay to Grantor an amount calculated based on the measured, indicated and inferred ounces of gold at and in the Mineral Ridge Properties at the time of the Closing, as such measured, indicated and inferred ounces of gold are determined by reference to the then most recent 43-101 report (with the ounces reflected in such report being the “Report Ounces”) prepared in respect of the Mineral Ridge Properties as filed by Scorpio Gold Corporation (“Scorpio”) on SEDAR (such report being the “Current Report”), or, at Waterton’s option, by reference to a new 43-101 report (the “New Report”) prepared by Micon International Limited, AMEC plc or SRK Consulting, where the cost of such New Report will be paid by Waterton (collectively, such measured, indicated and inferred ounces being the “MI&I Ounces”) [***](collectively, the amount calculated in accordance with the foregoing shall be referred to as the “Purchase Price”).  The parties hereby acknowledge and agree that in the event that the Current Report is used to determine the MI&I Ounces, the Purchase Price shall be adjusted to account 1.1 for all ounces of gold that have been extracted from the Mineral Ridge Properties since the date of the Current Report (such extracted ounces of gold being the “Extracted Ounces”) based on either of the two following formulae (as selected by Waterton at the time it exercises the Option): (i) the Purchase Price shall be reduced by an amount equal to the following:  [Purchase Price  X  (Extracted Ounces/Report Ounces)], or (ii) the Purchase Price shall be reduced (on a dollar for dollar basis) by the total aggregate value of any dividends or other distributions that the Grantor has received from Mineral Ridge since the date of the Current Report.

For the avoidance of doubt, the Extracted Ounces shall include all ounces of gold extracted from the Mineral Ridge Properties that Scorpio or Mineral Ridge have sold, transferred or delivered to any person, all ounces of gold extracted from the Mineral Ridge Properties that are stored on site or as inventory (whether on site or off site) and not yet sold or allocated for sale, and any and all other ounces of gold that have been extracted from the Mineral Ridge Properties since the date of the Current Report (including ounces of gold stored on heap leach pads, ounces of gold being processed (whether in the process of being milled, ground or aggregated, in ponds, in solution, in carbon columns or otherwise), ounces of gold in transit and ounces of gold that have been otherwise severed).  In order to confirm the Extracted Ounces, Waterton may retain an independent auditor, consultant or advisor to analyze and assess the Extracted Ounces, and Waterton and such auditor, consultant or advisor shall, upon three (3) days notice to the Grantor, and at a reasonable time during normal business hours, have the right to inspect, review and audit the accounts, books, records and other information relating to Mineral Ridge and mineral production at the Mineral Ridge Properties, including with respect to the extraction of mineral products, the processing of mineral products, deliveries to mills and refineries, deliveries to purchasers, the declaration and payment of dividends and distributions by Mineral Ridge and other relevant facts.

2.2           Option Period; Termination.

(a)           Option Period.  Unless sooner terminated by Waterton pursuant to Section 2.2(b), the Option shall expire at 5:00 p.m. Eastern time on the last day of the Option Period (the “Expiration Date”).  The Option may be exercised by Waterton at any time during the Option Period by delivery to Grantor of a written notice of election to exercise the Option prior to the end of the Option Period (the date such notice is effective being referred to hereinafter as the “Exercise Date”).

(a) Option Period.  Unless sooner terminated by Waterton pursuant to Section 2.2(b), the Option shall expire at 5:00 p.m. Eastern time on the last day of the Option Period (the “Expiration Date”).  The Option may be exercised by Waterton at any time during the Option Period by delivery to Grantor of a written notice of election to exercise the Option prior to the end of the Option Period (the date such notice is effective being referred to hereinafter as the “Exercise Date”).

(b)           Termination.  In the event Waterton in its sole discretion desires to terminate this Agreement, which Waterton may elect to do in its sole discretion at any time during the Option Period, Waterton may terminate this Agreement by giving Grantor written notice of termination, and this Agreement shall be deemed terminated immediately upon receipt by Grantor of the notice of termination.  Following expiration of the Option Period without Waterton exercising the Option, Grantor shall have no further obligations or liabilities hereunder.  Grantor has no right to terminate, rescind or limit this Agreement or the Option prior to the Expiration Date.

2.3           Maintenance of Grantor’s Interest.  During the Option Period, Grantor shall maintain in full force and effect its full right, title and interest in and to Mineral Ridge, and in furtherance of the foregoing, in order to maintain its full interest in and to Mineral Ridge, Grantor shall timely pay and perform all amounts, debts, liabilities, capital calls and obligations set forth in the Company Agreements.  Furthermore, Grantor shall not sell, assign, transfer, convey, dispose of or grant any option or right of purchase with respect to or Lien on or to, Grantor’s right, title or interest in or to its ownership of Mineral Ridge, or agree to do any of the foregoing.  Prior to exercise of the Option, Waterton shall not be liable for damages, liabilities, indemnifications, obligations or losses of any kind associated with, arising or resulting from or otherwise attributable to Mineral Ridge or its business, operations or activities.

2.4           The Closing; Closing Deliveries.  If Waterton timely exercises the Option, the closing of the exercise of the Option (the “Closing”) shall take place within fifteen (15) days after the written notice of election to exercise the Option is delivered by Waterton to Grantor, at a time and place mutually agreeable to Waterton and Grantor.  At the Closing, Grantor shall: (a) deliver to Waterton all share certificates, membership certificates or other documents or instruments evidencing Grantor’s ownership of Mineral Ridge and otherwise evidencing Grantor’s Mineral Ridge Interest, together with a duly executed instrument of transfer or assignment or such other instruments or notations necessary to transfer such membership interest; (b) make or cause to be made all necessary and appropriate entries, notations, and written descriptions in the books and records of Grantor and in the books, records and share registry of Mineral Ridge necessary or desirable to record and evidence the transfer of the interest in Mineral Ridge to Waterton; (c) execute and deliver to Waterton an assignment agreement on terms and conditions, and containing representations and warranties, acceptable to Waterton; and (d) execute, acknowledge and deliver to Waterton such other and further deeds, assignments, stock transfers, documents and instruments as may be necessary or advisable to consummate the exercise of the Option.  At the Closing, Waterton shall: (x) pay to Grantor the full amount of the Purchase Price by wire transfer in accordance with written instructions, which instructions shall be delivered by Grantor to Waterton at least five (5) days prior to the date of the Closing; and (y) sign and deliver a document or instrument whereby Waterton agrees to assume and be bound by the Company Agreements.  In addition, each of the Parties will deliver such other closing certificates, documents and instruments as are reasonably requested by the other Party.

2.5           Transfer of Title at Closing.  Grantor has, and at the Closing Grantor shall assign, transfer and convey to Waterton, good and indefeasible title to Grantor’s right, title and interest in and to, and ownership of, Mineral Ridge and the Mineral Ridge Interest, free and clear of all Liens or other encumbrances, restrictions or agreements whatsoever (other than those imposed by the Company Agreements).  Grantor represents, warrants and covenants that at the Closing Waterton shall become a full member of Mineral Ridge for all purposes, with all rights and privileges of a member thereof.

2.6           Pre-Closing Due Diligence.  Prior to Closing, Waterton has the right to undertake and complete a full and complete due diligence review and analysis of Mineral Ridge and the Mineral Ridge Properties.  Grantor shall provide Waterton with full access, during normal business hours, to all books, records, files and documents related to Mineral Ridge and the Mineral Ridge Properties and all other information of Grantor related thereto or related to the Mineral Ridge Properties, and to furnish such data, information and documents as Waterton may reasonably request in connection with Waterton’s due diligence review.

2.7           Right of First Refusal; Preemptive Right.   If, notwithstanding the provisions of Section 2.3 of this Agreement and other relevant provisions of this Agreement, Grantor receives an offer to purchase or acquire the Mineral Ridge Interest or any right, title or interest related thereto that is the subject of this Option (an “Offer”), including any such Offer from Scorpio Gold or an Affiliate of Scorpio Gold (whether arising under the Company Agreements or otherwise), Grantor shall promptly notify Waterton of its receipt of an Offer.  The notice provided by Grantor shall be accompanied by a copy of the Offer and such other details, notices and information with respect thereto.  If the consideration for the Offer is, in whole or in part, other than monetary, the notice from Grantor shall describe such consideration and its monetary equivalent (based upon the fair market value of the nonmonetary consideration and stated in terms of cash or currency).  Upon receipt of a notice of an Offer, Waterton shall have forty-five (45) days from the date of receipt of such notice to notify Grantor whether Waterton elects to acquire the interest subject to the Offer at the same price (or its monetary equivalent in cash or currency) and on substantially similar terms and conditions as set forth in such notice, or, in the alternative, whether Waterton elects to exercise its Option on the terms and conditions set forth herein.  The acquisition by Waterton shall be consummated promptly after notice of such election is delivered.  If Waterton rejects the Offer in writing and provides Grantor with Waterton’s written consent to Grantor’s transfer pursuant to the Offer (which Waterton may withhold in its sole discretion), then Grantor shall have sixty (60) days following receipt of the foregoing Waterton rejection and consent to consummate the transfer described in the Offer at the price and on the terms and conditions set forth in the Offer.  Notwithstanding the foregoing, in the event that an Offer is received, Waterton shall have and retain all of its rights and remedies under this Agreement, including, without limitation, the right to enforce Section 2.3, Section 8.14 and other relevant provisions of this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF GRANTOR

3.1           Representations and Warranties.  Grantor represents and warrants to Waterton as of the date hereof as follows, and covenant that these representations and warranties will be true and correct throughout the Option Period and through the Closing:

(a)           Organization and Standing; Corporate Power.

(i)           Grantor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

(ii)           Grantor has the requisite corporate power and authority (i) to enter into this Agreement and all other agreements and transactions contemplated hereby, and (ii) to carry out and perform its obligations under the terms and provisions of this Agreement and all agreements and transactions contemplated hereby.

(b)           Authorization.  All requisite corporate action on the part of Grantor, and its officers, directors, and shareholders, necessary for the execution, delivery, and performance of this Agreement, the Closing of the Option and all other transactions and agreements of Grantor contemplated hereby, have been taken.  This Agreement and all agreements and instruments contemplated hereby are, and when executed and delivered by Grantor, will be, legal, valid, and binding obligations of Grantor enforceable against Grantor in accordance with their respective terms.  This representation is limited by applicable bankruptcy, insolvency, moratorium, and other similar laws affecting generally the rights and remedies of creditors and secured parties.

(c)           No Violations.  The execution, delivery and performance of this Agreement will not violate, breach or conflict with: (i) any provision of the articles of incorporation or by-laws of Grantor, (ii) any law or statute applicable to Grantor, (iii) any order or judgment of any court or other agency of government; or (iv) any provision of any indenture, deed, agreement or other document or instrument to which Grantor is a party or by which its properties or assets are bound.  There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Grantor which would be violated or contravened by the execution, delivery, performance, or enforcement of this Agreement or any instrument or agreement required hereunder.

(d)           Title.

(i)           Grantor has good and indefeasible title to the Mineral Ridge Interest, free and clear of all Liens or other encumbrances, restrictions or agreements whatsoever.  Grantor has not pledged, conveyed, optioned or otherwise transferred or assigned (or agreed to pledge, convey, option or otherwise transfer assign) any interest in or right to Mineral Ridge to any third party, other than in favor of Waterton.

(ii)           Grantor’s interest in Mineral Ridge is not subject to any voting agreement, shareholder agreement, voting trust, proxy or other agreement or arrangement with respect to voting or decision-making or any option or agreement for the sale or transfer of such interest or any restriction with respect to the sale, transfer or conveyance of such interest, except as set forth in the Company Agreements.

(iii)           Grantor’s interest in Mineral Ridge constitutes 30% of the ownership interest in and to Mineral Ridge, which constitutes 100% of the ownership interest in and to Mineral Ridge owned by Pledgor.

(e)           Representations Regarding Mineral Ridge:

(i)           Mineral Ridge is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Nevada;

(ii)           The entire agreement between Grantor and Scorpio Gold for the governance, management, operation and administration of Mineral Ridge is evidenced by the Company Agreements;

(iii)           The Company Agreements have been executed by the duly authorized officers of Grantor and constitute the valid and binding agreement of the parties thereto, enforceable in accordance with its terms, and Grantor has full authority under all federal, state and local laws and regulations to perform all of its obligations under the Company Agreements;

(iv)           The Company Agreements are in full force and effect, Grantor is not in breach or default of any term or provision thereof, and to the best knowledge of Grantor, Scorpio Gold is not in breach or default of any term or provision thereof.  None of Grantor or to the best knowledge of Grantor Mineral Ridge or Scorpio Gold is in default in the performance of any of its respective obligations under the Company Agreements.  All payments and fees required to be paid by the Company to Grantor hereunder have been paid to the date hereof and Grantor does not have any claim against the Company for indemnification as of the date hereof;

(v)           To the best knowledge of Grantor, Mineral Ridge has the full and unfettered right to own, manage, use and operate its properties and assets, including the Mineral Ridge Properties;

(vi)           To the best knowledge of Grantor, Mineral Ridge has obtained all permits, licenses, approvals, authorizations and qualifications of all federal, state and local authorities required for it to carry on its operations at or on the Mineral Ridge Properties.  To the best knowledge of Grantor, Mineral Ridge is not in violation of and has no liability (other than liability for compliance with existing permits and laws, including but not limited to performance of reclamation) under any statute, rule or regulation of any governmental authority applicable to the Mineral Ridge Properties;

(vii)           To the best knowledge of Grantor, Mineral Ridge is not in violation of any law, rule, ordinance, or other governmental regulation, including, without limitation, those relating to zoning, condemnation, mining, reclamation, environmental matters, equal employment, and federal, state, or local health and safety laws, rules, and regulations, the lack of compliance with which could materially adversely affect the Mineral Ridge Properties;

(viii)           To the best knowledge of Grantor, there are no actions, suits or proceedings pending or threatened against or affecting the Mineral Ridge Properties, including any actions, suits, or proceedings being prosecuted by any federal, state or local department, commission, board, bureau, agency, or instrumentality.  To the best knowledge of Grantor, Mineral Ridge is not subject to any order, writ, injunction, judgment or decree of any court or any federal, state or local department, commission, board, bureau, agency, or instrumentality which relates to the Mineral Ridge Properties;

(ix)           To the best knowledge of Grantor, Mineral Ridge has good and marketable title to the Mineral Ridge Properties and has valid and effective rights to its leased property, in each case free and clear of Liens other than those notified to Waterton; and

(x)           To the best knowledge of Grantor, there is no condition or activity at the Mineral Ridge Properties which constitutes a nuisance or which could result in a violation of or liability under any applicable Environmental Law.  To the best knowledge of Grantor, Mineral Ridge has not received any notice of violation or any consent order issued under applicable Environmental Laws to which the Mineral Ridge Properties or Mineral Ridge’s operations thereon are now subject or may become subject.  To the best knowledge of Grantor, there are no pending or threatened proceedings by or before any court or other governmental authority with respect to operations on or the ownership of the Mineral Ridge Properties alleged to be, or to have been, in violation of, or to be the basis of liability under, any Environmental Law, and Grantor is not aware of any “release” (as defined in the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended) of any Hazardous Materials at, from or affecting the Mineral Ridge Properties.

(f)           Contracts and Commitments.  Grantor is not in default, and will not be in default as a result of the consummation of the transactions contemplated by this Agreement, under any contract, agreement, commitment, mortgage, indenture, loan agreement, lease, license, or other instrument to which it is a party, the lack of compliance with which could materially adversely affect the execution, delivery, performance, or enforcement of this Agreement or any instrument or agreement required hereunder or the transactions contemplated hereby.

(g)           Legality.  Grantor is not in material violation of any law, rule, ordinance, or other governmental regulation, including, without limitation, those relating to zoning, condemnation, mining, reclamation, environmental matters, equal employment, and federal, state, or local health and safety laws, rules, and regulations, the lack of compliance with which could materially adversely affect the execution, delivery, performance, or enforcement of this Agreement or any instrument or agreement required hereunder or the transactions contemplated hereby.

(h)           Litigation and Claims.  There are no actions, suits or proceedings pending or, to the best knowledge of Grantor threatened against Grantor, including any actions, suits, or proceedings being prosecuted by any federal, state or local department, commission, board, bureau, agency, or instrumentality, that could materially adversely affect the execution, delivery, performance, or enforcement of this Agreement or any instrument or agreement required hereunder or the transactions contemplated hereby.  Grantor is not subject to any order, writ, injunction, judgment or decree of any court or any federal, state or local department, commission, board, bureau, agency, or instrumentality that could materially adversely affect the execution, delivery, performance, or enforcement of this Agreement or any instrument or agreement required hereunder or the transactions contemplated hereby.

(i)           Consents.  Grantor has obtained or made all consents, approvals, authorizations, declarations, or filings required by or under any federal, state, local, or other authority, stock exchange or any other third party or from Mineral Ridge or Scorpio Gold, in connection with the valid execution, delivery, and performance by Grantor of this Agreement and the consummation of the transactions contemplated hereby.

(j)           Recitals.  The Recitals to this Agreement are true and correct.

(k)           Brokerage or Finder’s Fee.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Grantor in such manner as not to give rise to any valid claim for a brokerage commission, finder’s fee, or other fee or commission arising by reason of the transactions contemplated by this Agreement that would be added to or otherwise affect the Purchase Price or that would give rise to a valid claim against Waterton.

(l)           Representations.  No statements, warranties, or representations made by Grantor herein contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were or will be made, not misleading.

(m)           Survival of Representations.  All representations and warranties made by Grantor hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF WATERTON

4.1           Representations and Warranties of Waterton.  Waterton represents and warrants to Grantor as of the date hereof as follows, and covenants that these representations and warranties will be true and correct throughout the Option Period and through the Closing:

(a)           Organization and Standing.  Waterton is a limited partnership duly organized, validly existing, and in good standing under the laws of the British Virgin Islands.

(b)           Power.  Waterton has the requisite partnership power and authority (i) to enter into this Agreement and all other agreements contemplated hereby, and (ii) to carry out and perform its obligations under the terms and provisions of this Agreement and all agreements contemplated hereby.

(c)           Authorization.  All requisite partnership action on the part of Grantor necessary for the execution, delivery, and performance of this Agreement and all other agreements of Waterton contemplated hereby, have been taken.  This Agreement and all agreements and instruments contemplated hereby are, and when executed and delivered by Waterton, will be, legal, valid, and binding obligations of Waterton enforceable against Waterton in accordance with their respective terms.  This representation is limited by applicable bankruptcy, insolvency, moratorium, and other similar laws affecting generally the rights and remedies of creditors and secured parties.

(d)           No Violations.  The execution, delivery and performance of this Agreement will not violate, breach or conflict with: (i) any provision of the partnership or other constating documents of Waterton, (ii) any law or statute applicable to Waterton, (iii) any order or judgment of any court or other agency of government; or (iv) any provision of any indenture, deed, agreement or other document or instrument to which Waterton is a party or by which its properties or assets are bound.  There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on Waterton which would be violated or contravened by the execution, delivery, performance, or enforcement of this Agreement or any instrument or agreement required hereunder.

(e)           Representations.  No statements, warranties or representations made by Waterton herein contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statement made in light of the circumstances under which such statements were made or will be made, not misleading.

(f)           Survival of Representations.  All representations and warranties made by Grantor hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

ARTICLE 5
NOTICES

5.1           Notices.  All notices given in connection herewith shall be in writing, and all such notices and deliveries to be made pursuant hereto shall be given or made in person, by certified or registered mail, by reputable overnight courier, or by facsimile with receipt confirmed.  Such notices and deliveries shall be deemed to have been duly given and received when actually delivered in person or sent by facsimile (during normal business hours and with receipt confirmed), on the next business day following the date they are sent by courier, or three business days after registered or certified mailing, postage prepaid, and addressed as follows:

(a)           If to Grantor:

Golden Phoenix Minerals, Inc.
1675 E. Prater Way, Suite 102
Sparks, Nevada 89434
Attention: Tom Klein
Facsimile No.:  775-853-5010

(b)           If to Waterton:

Waterton Global Value, L.P.
c/o Waterton Global Resource Management, Inc.
199 Bay Street, Suite 5050
Toronto, Ontario
Canada M5L 1E2
Attention:
Facsimile No.: 416-504-3200

ARTICLE 6
TITLE TO AFTER-ACQUIRED INTERESTS

6.1           After-Acquired Property.  This Agreement applies and extends to any further or additional right, title, interest or estate heretofore or hereafter acquired by Grantor in or to Mineral Ridge or the Mineral Ridge Properties or any part thereof.

ARTICLE 7
ENTIRE AGREEMENT/AMENDMENT

7.1           Entire Agreement.  This Agreement is the complete expression of all agreements, contracts, covenants, and promises among the Parties, and all negotiations, understandings, and agreements among the Parties are set forth in this Agreement, which solely and completely expresses their understanding, and shall be construed without reference to any such negotiations, understandings and agreements.

7.2           Amendments.  This Agreement may not be amended or modified, nor may any obligation hereunder be waived, except by writing duly executed on behalf of all Parties, and unless otherwise specifically provided in such writing, any amendment, modification, or waiver shall be effective only in the specific instance and for the purpose it is given.

ARTICLE 8
GENERAL PROVISIONS

8.1           Governing Law.  This Agreement, and the rights and liabilities of the Parties hereunder, shall be governed by and construed in accordance with the laws of the State of Nevada, other than its rules as to conflicts of law, and the Parties hereby submit to the non-exclusive jurisdiction of the Nevada state and federal courts with respect to any matters arising out of or pertaining to this Agreement, and hereby waive any defenses of lack of jurisdiction, inconvenient forum or improper venue.

8.2           Parties in Interest; Assignment.  All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective Parties hereto and their successors and permitted assigns.  The rights, powers, privileges, and interests hereunder shall not be assignable by either Party, except to Affiliates or subsidiaries, or as otherwise specifically provided for herein, without the prior written consent of the non-assigning Party; provided that any Affiliate, subsidiary or third party to whom any rights, powers, privileges or interests hereunder or any interest in the Property are assigned or conveyed shall agree in writing to be bound by all the terms and conditions of this Agreement.

8.3           Other Business Opportunities.  This Agreement is, and the rights and obligations of the Parties are, strictly limited to the matters set forth herein.  Subject to the terms and conditions hereof, each of the Parties shall have the free and unrestricted right to independently engage in and receive the full benefits of any and all business ventures of any sort whatever, whether or not competitive with the matters contemplated hereby, without consulting the other or inviting or allowing the other to participate therein.  The doctrines of “corporate opportunity” or “business opportunity” shall not be applied to any other activity, venture, or operation of either Party.

8.4           No Partnership.  Nothing contained in this Agreement shall be deemed to constitute any Party the partner of the other, nor, except as otherwise herein expressly provided, to constitute any Party the agent or legal representative of the other, nor to create any fiduciary relationship between them.  It is not the intention of the Parties to create, nor shall this Agreement be construed to create, any mining, commercial, tax or other partnership or any joint venture.  No Party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Parties, except as otherwise expressly provided herein.

8.5           Severability.  In the event that any one or more of the provisions contained in this Agreement or in any other instrument or agreement contemplated hereby shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any such other instrument or agreement.

8.6           Counterparts.  This Agreement may be executed in multiple counterparts, and all such counterparts taken together shall be deemed to constitute one and the same document.

8.7           Covenant Running With Land.  The Option and all of the covenants, conditions, and terms of this Agreement, including the right of Waterton to acquire Grantor’s right to receive or obtain its undivided interest in the Mineral Ridge Properties, shall (a) be of benefit to the parties, (b) run as a covenant with the Mineral Ridge Properties and the ground covered thereby (including any interest derived from the federal government in the event of the amendment or repeal of the General Mining Law of 1872), and (c) bind and inure to the benefit of the parties and their respective successors and permitted assigns (including any third party who acquires any interest in the Property).  The Option, this Agreement and the performance of the provisions hereof attaches to the Mineral Ridge Properties.

8.8           Time of Essence.  Time is of the essence in this Agreement.

8.9           Rule Against Perpetuities.  In the event a court of competent jurisdiction determines that the term or any other provision of this Agreement violates the Rule Against Perpetuities, then the term of this Agreement shall automatically be revised and reformed to coincide with the maximum term permitted by the Rule Against Perpetuities, or such other provision shall automatically be revised and reformed as necessary to comply with the Rule Against Perpetuities, and this Agreement shall not be terminated solely as a result of a violation of the Rule Against Perpetuities.

8.10           Additional Documents; Further Assurances.  At the request of either Party, the Parties shall from time to time execute and deliver all such further instruments, certificates and documents and do all such further actions and things as may be necessary or appropriate to fully perform, effectuate and carry out the purposes of this Agreement and the transactions contemplated hereby.

8.11           Joint Preparation.  Each provision of this Agreement shall be construed as though the parties participated equally in the drafting of the same.  Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.

8.12           Severance of Invalid Provisions.  If and for so long as any provision of this Agreement shall be determined to be invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Agreement without affecting the validity of the balance of this Agreement.

8.13           Recording.  The Parties agree that any Party may record this Agreement (or a memorandum or short form of this Agreement) in the official records of Esmeralda County, Nevada.

8.14           SPECIFIC PERFORMANCE; SPECIAL REMEDIES.  Each of the Parties hereto acknowledges that the other Party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by a Party hereto could not be adequately compensated in all cases by monetary damages alone.  Accordingly, in addition to any other right or remedy to which a Party may be entitled, at law or in equity, each shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

8.15           Right of Set-Off.  Waterton shall have the right to set off and apply any indebtedness, liability or other monetary obligation at any time owing by Grantor to or for the credit or the account of Waterton against the Purchase Price in the event that Waterton exercises the Option, and Grantor hereby expressly authorizes Waterton to so set off and apply any and all such amounts to the payment of the Purchase Price.

8.16           Construction.  Whenever the word “including” is used in this Agreement, it shall be deemed to mean “including without limitation.”

[signatures on following page]

IN WITNESS WHEREOF, the Parties hereto have caused this Option Agreement to be duly executed, delivered, and effective from the date first above written.

GRANTOR:

GOLDEN PHOENIX MINERALS, INC.
a Nevada corporation

By:________________________________
(name):_____________________________
(title):______________________________

WATERTON:

WATERTON GLOBAL VALUE, L.P., by the General Partner of its General Partner, CORTLEIGH LIMITED

By:_________________________________
Authorized Signing Officer

The undersigned, Scorpio Gold (US) Corporation, as a member and the manager of Mineral Ridge Gold, LLC, a Nevada limited liability company, hereby confirms and acknowledges that it has reviewed this Option Agreement.  The undersigned further confirms and acknowledges that it has signed and delivered the Consent and that the undersigned has consented to this Option Agreement and the transactions contemplated hereby, and, upon exercise of the Option, the undersigned will admit Waterton as a member of Mineral Ridge Gold, LLC with all rights and privileges of a member thereof.

Agreed and Confirmed as of the date first above written:

SCORPIO GOLD (US) CORPORATION

By: ___________________________
(name): ________________________
(title): _________________________

[Option Agreement Signature Page]

STATE OF                                 )
                                                     )ss.
COUNTY OF ___________   )

The foregoing instrument was acknowledged before me on this _______ day of __________________, 2011, by ______________________, as _____________________ of Golden Phoenix Minerals, Inc., a Nevada corporation.

Witness my hand and official seal.

____________________________________
Notary Public
My Commission expires:
____________________________________
[Seal]
STATE OF                                )
                                                    )ss.
COUNTY OF ___________  )

The foregoing instrument was acknowledged before me on this _______ day of __________________, 2011, by ______________________, as _____________________ of Cortleigh Limited, the general partner of the general partner of Waterton Global Value, L.P..

Witness my hand and official seal.

________________________________
Notary Public
My Commission expires:
________________________________
[Seal]

STATE OF                                )
                                                    )ss.
COUNTY OF ___________  )

The foregoing instrument was acknowledged before me on this _______ day of __________________, 2011, by ______________________, as _____________________ of Scorpio Gold (US) Corporation, a Nevada corporation.

Witness my hand and official seal.

______________________________
Notary Public
My Commission expires:
_______________________________
[Seal]

EXHIBIT A
to
OPTION AGREEMENT
Dated as of August 3, 2011
By and between
Golden Phoenix Minerals, Inc. and
Waterton Global Value, L.P.,
with Scorpio Gold (US) Corporation acknowledging the agreements therein

Mineral Ridge Project Properties
ESMERALDA COUNTY, NEVADA

Those unpatented mining claims, patented mining claims, fee lands and other real property rights and interests (whether surface, underground, mineral, or other) set forth in the following attached pages, all of which are located in Esmeralda County, Nevada:

[see attached]

A-1